STAG INDUSTRIAL ANNOUNCES SECOND QUARTER 2022 RESULTS

Boston, MA — July 27, 2022 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended June 30, 2022.

"The positive industrial backdrop coupled with our team’s operational excellence resulted in another strong quarter,” said Bill Crooker, President and Chief Executive Officer of the Company. “Our portfolio is in great position to take advantage of the macro tailwinds for our sector, leading to record internal growth guidance for 2022."

Second Quarter 2022 Highlights

•Reported $0.18 of net income per basic and diluted common share for the second quarter of 2022, compared to $0.20 of net income per basic and diluted common share for the second quarter of 2021. Reported $32.3 million of net income attributable to common stockholders for the second quarter of 2022, compared to net income attributable to common stockholders of $32.6 million for the second quarter of 2021.

•Achieved $0.56 of Core FFO per diluted share for the second quarter of 2022, an increase of 7.7% compared to second quarter 2021 Core FFO per diluted share of $0.52. Generated Core FFO of $101.8 million for the second quarter of 2022, compared to $86.3 million for the second quarter of 2021, an increase of 18.0%.

•Produced Cash NOI of $129.0 million for the second quarter of 2022, an increase of 18.6% compared to the second quarter of 2021 of $108.8 million.

•Produced Same Store Cash NOI of $105.4 million for the second quarter of 2022, an increase of 4.0% compared to the second quarter of 2021 of $101.3 million.

•Produced Cash Available for Distribution of $87.2 million for the second quarter of 2022, an increase of 16.6% compared to the second quarter of 2021 of $74.8 million.

•Acquired nine buildings in the second quarter of 2022, consisting of 1.5 million square feet, for $165.4 million, with a Cash Capitalization Rate of 5.2% and a Straight-Line Capitalization Rate of 5.7%.

•Achieved an Occupancy Rate of 98.1% on the total portfolio and 98.6% on the Operating Portfolio as of June 30, 2022.

•Commenced Operating Portfolio leases of 3.2 million square feet for the second quarter of 2022, resulting in a Cash Rent Change and Straight-Line Rent Change of 14.1% and 21.9%, respectively.

•Experienced 89.6% Retention for 2.1 million square feet of leases expiring in the quarter.

•Subsequent to quarter end, on July 26, 2022, the Company refinanced $150 million Term Loan D and $175 million Term Loan E with two term loans totaling $375 million, and upsized its revolving credit facility capacity to $1 billion.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Thursday, July 28, 2022 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

SECOND QUARTER 2022 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2022	2021	% Change	2022	2021	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$32,317	$32,576	(0.8)%	$85,081	$53,507	59.0%
Net income per common share — basic	$0.18	$0.20	(10.0)%	$0.48	$0.34	41.2%
Net income per common share — diluted	$0.18	$0.20	(10.0)%	$0.48	$0.33	45.5%
Cash NOI	$129,004	$108,768	18.6%	$251,952	$212,446	18.6%
Same Store Cash NOI (1)	$105,369	$101,293	4.0%	$208,001	$198,626	4.7%
Adjusted EBITDAre	$119,516	$99,031	20.7%	$232,520	$193,480	20.2%
Core FFO	$101,759	$86,259	18.0%	$198,864	$166,098	19.7%
Core FFO per share / unit — basic	$0.56	$0.53	5.7%	$1.09	$1.02	6.9%
Core FFO per share / unit — diluted	$0.56	$0.52	7.7%	$1.09	$1.02	6.9%
Cash Available for Distribution	$87,163	$74,759	16.6%	$169,607	$147,217	15.2%
 (1) The Same Store pool accounted for 83.6% of the total portfolio square footage as of June 30, 2022.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended June 30, 2022, the Company acquired nine buildings for $165.4 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2022 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Atlanta, GA	4/1/2022	210,858	1	$21,119	6.4
Minneapolis/St Paul, MN	4/4/2022	160,000	1	13,472	4.0
West Michigan, MI	4/14/2022	211,125	2	12,274	6.4
Pittsburgh, PA	4/19/2022	400,000	1	50,178	14.7
Birmingham, AL	5/5/2022	67,168	1	7,871	6.8
South Bay/San Jose, CA	6/7/2022	175,325	1	29,630	7.5
Washington, DC	6/29/2022	140,555	1	20,257	10.0
Hampton Roads, VA	6/29/2022	102,512	1	10,561	10.0
Total / weighted average		1,467,543	9	$165,362	9.1	5.2%	5.7%

The chart below details the 2022 acquisition activity and Pipeline through July 27, 2022:

2022 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,799,761	8	$166,351	5.3	5.0%	5.2%
Q2	1,467,543	9	165,362	9.1	5.2%	5.7%
Total / weighted average	3,267,304	17	$331,713	7.1	5.1%	5.4%

As of July 25, 2022
Subsequent to quarter-end acquisitions	0.4 million	2	$40.1 million

Pipeline	25.8 million	151	$3.0 billion

Additionally, in the second quarter, the Company acquired two vacant land parcels for $5.6 million. These assets are excluded from the acquisition activity statistics above.

The chart below details the disposition activity for the six months ended June 30, 2022:

2022 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	237,500	1	$36,115
Q2	90,000	1	3,150
Total	327,500	2	$39,265

Subsequent to quarter end, the Company sold two buildings, consisting of 1.0 million square feet, for gross proceeds of approximately $82.0 million, representing a cash capitalization rate of 5.2%.

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended June 30, 2022:

SECOND QUARTER 2022 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	1,312,102	7	4.4	$4.51	$4.65	$1.47	$0.17	14.8%	22.0%
Renewal Leases	1,915,146	15	4.1	$4.94	$5.17	$0.54	$0.27	13.7%	21.9%	89.6%
Total / weighted average	3,227,248	22	4.3	$4.76	$4.96	$0.92	$0.23	14.1%	21.9%

The chart below details the leasing activity for leases commenced during the six months ended June 30, 2022:

2022 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	2,491,326	17	5.7	$5.24	$5.50	$1.94	$0.64	20.2%	29.6%
Renewal Leases	3,875,818	34	5.0	$4.96	$5.25	$0.53	$0.35	11.2%	19.8%	70.5%
Total / weighted average	6,367,144	51	5.3	$5.07	$5.35	$1.08	$0.46	14.6%	23.6%

Additionally, for the three and six months ended June 30, 2022, leases commenced totaling 237,123 and 748,359 square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

Capital Markets Activity

On June 28, 2022, the Company funded a note purchase agreement to issue $400 million of fixed rate senior unsecured notes in a private placement offering with an interest rate of 4.12% and a ten-year term maturing on June 28, 2032.

As of June 30, 2022, net debt to annualized Run Rate Adjusted EBITDAre was 5.1x and Liquidity was $643.0 million.

Subsequent to quarter end, on July 26, 2022, the Company refinanced Term Loan D, which was scheduled to mature in January 2023, and Term Loan E, which was scheduled to mature in January 2024, with two term loans totaling $375 million. The term loans now mature January 25, 2028 at an aggregate fixed interest rate, inclusive of interest rate swaps, of 3.31% at close.

Subsequent to quarter end, on July 26, 2022, the Company upsized its revolving credit facility by $250 million to a notional of $1 billion. These debt transactions increased the Company's liquidity by $300 million.

Conference Call

The Company will host a conference call tomorrow, Thursday, July 28, 2022, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13731200.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2022	December 31, 2021
Assets
Rental Property:
Land	$636,274	$617,297
Buildings and improvements, net of accumulated depreciation of $682,095 and $611,867, respectively	4,610,814	4,435,743
Deferred leasing intangibles, net of accumulated amortization of $311,916 and $282,038, respectively	551,061	567,658
Total rental property, net	5,798,149	5,620,698
Cash and cash equivalents	12,614	18,981
Restricted cash	3,233	4,215
Tenant accounts receivable	100,500	93,600
Prepaid expenses and other assets	66,903	60,953
Interest rate swaps	37,899	5,220
Operating lease right-of-use assets	32,237	29,582
Assets held for sale, net	57,773	—
Total assets	$6,109,308	$5,833,249
Liabilities and Equity
Liabilities:
Unsecured credit facility	$116,000	$296,000
Unsecured term loans, net	971,272	970,577
Unsecured notes, net	1,295,064	896,941
Mortgage notes, net	53,635	54,744
Accounts payable, accrued expenses and other liabilities	84,379	76,475
Interest rate swaps	—	17,052
Tenant prepaid rent and security deposits	37,549	37,138
Dividends and distributions payable	22,282	21,906
Deferred leasing intangibles, net of accumulated amortization of $24,066 and $21,136, respectively	36,084	35,721
Operating lease liabilities	35,894	33,108
Liabilities held for sale, net	654	—
Total liabilities	2,652,813	2,439,662
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at June 30, 2022 and December 31, 2021; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at June 30, 2022 and December 31, 2021, 179,211,738 and 177,769,342 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,792	1,777
Additional paid-in capital	4,182,165	4,130,038
Cumulative dividends in excess of earnings	(838,437)	(792,332)
Accumulated other comprehensive income (loss)	36,895	(11,783)
Total stockholders’ equity	3,382,415	3,327,700
Noncontrolling interest	74,080	65,887
Total equity	3,456,495	3,393,587
Total liabilities and equity	$6,109,308	$5,833,249

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue
Rental income	$161,057	$137,805	$319,658	$271,630
Other income	443	622	1,051	792
Total revenue	161,500	138,427	320,709	272,422
Expenses
Property	28,874	25,356	60,649	52,358
General and administrative	12,234	12,578	24,547	25,368
Depreciation and amortization	69,279	57,332	136,645	115,739
Other expenses	532	511	1,029	1,363
Total expenses	110,919	95,777	222,870	194,828
Other income (expense)
Interest and other income	23	30	57	62
Interest expense	(17,896)	(15,273)	(35,155)	(30,631)
Debt extinguishment and modification expenses	—	—	—	(679)
Gain on the sales of rental property, net	376	5,976	24,331	12,385
Total other income (expense)	(17,497)	(9,267)	(10,767)	(18,863)
Net income	$33,084	$33,383	$87,072	$58,731
Less: income attributable to noncontrolling interest after preferred stock dividends	708	733	1,870	1,206
Net income attributable to STAG Industrial, Inc.	$32,376	$32,650	$85,202	$57,525
Less: preferred stock dividends	—	—	—	1,289
Less: redemption of preferred stock	—	—	—	2,582
Less: amount allocated to participating securities	59	74	121	147
Net income attributable to common stockholders	$32,317	$32,576	$85,081	$53,507
Weighted average common shares outstanding — basic	179,049	159,736	178,442	159,086
Weighted average common shares outstanding — diluted	179,144	161,367	178,586	160,249
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.18	$0.20	$0.48	$0.34
Net income per share attributable to common stockholders — diluted	$0.18	$0.20	$0.48	$0.33

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
NET OPERATING INCOME RECONCILIATION
Net income	$33,084	$33,383	$87,072	$58,731
General and administrative	12,234	12,578	24,547	25,368
Depreciation and amortization	69,279	57,332	136,645	115,739
Interest and other income	(23)	(30)	(57)	(62)
Interest expense	17,896	15,273	35,155	30,631
Debt extinguishment and modification expenses	—	—	—	679
Other expenses	532	511	1,029	1,363
Gain on the sales of rental property, net	(376)	(5,976)	(24,331)	(12,385)
Net operating income	$132,626	$113,071	$260,060	$220,064

Net operating income	$132,626	$113,071	$260,060	$220,064
Rental property straight-line rent adjustments, net	(3,593)	(4,628)	(7,995)	(9,417)
Amortization of above and below market leases, net	(29)	325	(113)	1,799
Cash net operating income	$129,004	$108,768	$251,952	$212,446

Cash net operating income	$129,004
Cash NOI from acquisitions' and dispositions' timing	841
Cash termination, solar and other income	(2,308)
Run Rate Cash NOI	$127,537

Same Store Portfolio NOI
Total NOI	$132,626	$113,071	$260,060	$220,064
Less: NOI non-same-store properties	(23,040)	(6,336)	(43,922)	(10,380)
Termination, solar and other adjustments, net	(1,738)	(744)	(2,656)	(1,080)
Same Store NOI	$107,848	$105,991	$213,482	$208,604
Less: straight-line rent adjustments, net	(2,573)	(5,027)	(5,599)	(10,570)
Plus: amortization of above and below market leases, net	94	329	118	592
Same Store Cash NOI	$105,369	$101,293	$208,001	$198,626

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$33,084	$33,383	$87,072	$58,731
Depreciation and amortization	69,279	57,332	136,645	115,739
Interest and other income	(23)	(30)	(57)	(62)
Interest expense	17,896	15,273	35,155	30,631
Gain on the sales of rental property, net	(376)	(5,976)	(24,331)	(12,385)
EBITDAre	$119,860	$99,982	$234,484	$192,654

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$119,860	$99,982	$234,484	$192,654
Straight-line rent adjustments, net	(3,639)	(4,997)	(8,089)	(10,731)
Amortization of above and below market leases, net	(29)	325	(113)	1,799
Non-cash compensation expense	3,421	4,539	6,670	9,154
Non-recurring other items	(97)	(818)	(432)	(75)
Debt extinguishment and modification expenses	—	—	—	679
Adjusted EBITDAre	$119,516	$99,031	$232,520	$193,480

Adjusted EBITDAre	$119,516
Adjusted EBITDAre from acquisitions' and dispositions' timing	841
Cash termination, solar and other income	(1,659)
Run Rate Adjusted EBITDAre	$118,698

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$33,084	$33,383	$87,072	$58,731
Rental property depreciation and amortization	69,225	57,291	136,538	115,630
Gain on the sales of rental property, net	(376)	(5,976)	(24,331)	(12,385)
Funds from operations	$101,933	$84,698	$199,279	$161,976
Preferred stock dividends	—	—	—	(1,289)
Redemption of preferred stock	—	—	—	(2,582)
Amount allocated to restricted shares of common stock and unvested units	(145)	(224)	(302)	(461)
Funds from operations attributable to common stockholders and unit holders	$101,788	$84,474	$198,977	$157,644

Funds from operations attributable to common stockholders and unit holders	$101,788	$84,474	$198,977	$157,644
Amortization of above and below market leases, net	(29)	325	(113)	1,799
Non-recurring dead deal costs and other	—	59	—	491
Debt extinguishment and modification expenses	—	—	—	679
Redemption of preferred stock	—	—	—	2,582
Retirement plan adoption	—	1,401	—	2,903
Core funds from operations	$101,759	$86,259	$198,864	$166,098

Weighted average common shares and units
Weighted average common shares outstanding	179,049	159,736	178,442	159,086
Weighted average units outstanding	3,679	3,164	3,670	3,148
Weighted average common shares and units - basic	182,728	162,900	182,112	162,234
Dilutive shares	95	1,631	144	1,163
Weighted average common shares, units, and other dilutive shares - diluted	182,823	164,531	182,256	163,397
Core funds from operations per share / unit - basic	$0.56	$0.53	$1.09	$1.02
Core funds from operations per share / unit - diluted	$0.56	$0.52	$1.09	$1.02

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$101,759	$86,259	$198,864	$166,098
Non-rental property depreciation and amortization	54	41	107	109
Straight-line rent adjustments, net	(3,639)	(4,211)	(8,089)	(8,887)
Capital expenditures	(8,490)	(5,258)	(15,876)	(9,080)
Capital expenditures reimbursed by tenants	(651)	(1,267)	(804)	(1,635)
Lease commissions and tenant improvements	(6,171)	(3,230)	(13,009)	(6,915)
Non-cash portion of interest expense	880	789	1,744	1,276
Non-cash compensation expense	3,421	1,636	6,670	6,251
Cash available for distribution	$87,163	$74,759	$169,607	$147,217

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. Same Store GAAP NOI and Same Store Cash NOI exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.